EXHIBIT 99.1

ServisFirst Bancshares, Inc. Announces Results for Third Quarter of 2017

BIRMINGHAM, Ala., Oct. 16, 2017 (GLOBE NEWSWIRE) -- ServisFirst Bancshares, Inc. (NASDAQ:SFBS), today announced earnings and operating results for the quarter and nine months ended September 30, 2017.

THIRD QUARTER 2017 HIGHLIGHTS:

  Net income of $25.3 million and diluted EPS of $0.47 for the third quarter of 2017, an increase of 21% year over year
  Diluted EPS of $1.33 for the nine months ended September 30, 2017, a 19% increase year over year
  Loans and deposits increased 21% and 30%, respectively, for the quarter on an annualized basis
  Loans and deposits increased 22% and 14%, respectively, year over year

Tom Broughton, President and CEO, said, “We continue to see strong loan and deposit growth throughout our southeastern footprint while continuing to increase our market share.”  Bud Foshee, CFO, stated, “We are pleased with our improvement in all key financial metrics in the quarter and are pleased that our ROAA exceeded 1.50% and our efficiency ratio reached 34% in the third quarter.”

FINANCIAL SUMMARY (UNAUDITED)
(in Thousands except share and per share amounts)

On December 20, 2016, the Company effected a two-for-one split of its common stock in the form of a stock dividend. All shares and per share information for prior periods in this release have been adjusted to give effect to this stock split.
	Period Ending September 30, 2017	Period Ending June 30, 2017	% Change From Period Ending June 30, 2017 to Period Ending September 30, 2017	Period Ending September 30, 2016	% Change From Period Ending September 30, 2016 to Period Ending September 30, 2017
QUARTERLY OPERATING RESULTS
Net Income	$25,259	$24,164	5%	$20,909	21%
Net Income Available to Common Stockholders	$25,259	$24,133	5%	$20,909	21%
Diluted Earnings Per Share	$0.47	$0.45	4%	$0.39	21%
Return on Average Assets	1.55%	1.55%		1.39%
Return on Average Common Stockholders' Equity	17.28%	17.36%		16.66%
Average Diluted Shares Outstanding	54,099,672	54,100,604		53,879,328

YEAR-TO-DATE OPERATING RESULTS
Net Income	$71,942			$59,741	20%
Net Income Available to Common Stockholders	$71,911			$59,718	20%
Diluted Earnings Per Share	$1.33			$1.12	19%
Return on Average Assets	1.52%			1.43%
Return on Average Common Stockholders' Equity	17.24%			16.60%
Average Diluted Shares Outstanding	54,111,208			53,489,918

BALANCE SHEET
Total Assets	$6,712,103	$6,329,599	6%	$6,002,621	12%
Loans	5,628,765	5,343,688	5%	4,631,822	22%
Non-interest-bearing Demand Deposits	1,405,965	1,373,353	2%	1,269,726	11%
Total Deposits	5,796,901	5,394,810	7%	5,081,128	14%
Stockholders' Equity	590,213	567,086	4%	507,866	16%

DETAILED FINANCIALS

ServisFirst Bancshares, Inc. reported net income and net income available to common stockholders of $25.3 million for the quarter ended September 30, 2017, compared to net income and net income available to common stockholders of $20.9 million for the same quarter in 2016.  Basic and diluted earnings per common share were $0.48 and $0.47, respectively, for the third quarter of 2017, compared to $0.40 and $0.39, respectively, for the third quarter of 2016.

Return on average assets was 1.55% and return on average equity was 17.28% for the third quarter of 2017, compared to 1.39% and 16.66%, respectively, for the third quarter of 2016.

Net interest income was $58.4 million for the third quarter of 2017, compared to $55.6 million for the second quarter of 2017 and $47.9 million for the third quarter of 2016.  The net interest margin in the third quarter of 2017 was 3.77%, flat from the second quarter of 2017 and an increase of 42 basis points from the third quarter of 2016.  The increase in net interest income on a linked quarter basis is attributable to a $206.5 million increase in average loans outstanding, a $24.7 million increase in non-interest-bearing deposits and a $22.3 million increase in average equity, together resulting in a positive mix change in our balance sheet.  The average yield on loans increased by six basis points to 4.66% and the average rate paid on deposits increased by eight basis points to 0.72% on a linked quarter basis.

Average loans for the third quarter of 2017 were $5.44 billion, an increase of $206.5 million, or 4%, over average loans of $5.23 billion for the second quarter of 2017, and an increase of $863.7 million, or 19%, over average loans of $4.58 billion for the third quarter of 2016.

Average total deposits for the third quarter of 2017 were $5.53 billion, an increase of $260.4 million, or 5%, over average total deposits of $5.27 billion for the second quarter of 2017, and an increase of $550.7 million, or 11%, over average total deposits of $4.98 billion for the third quarter of 2016.

Non-performing assets to total assets were 0.28% for the third quarter of 2017, an increase of five basis points compared to 0.23% for the second quarter of 2017 and an increase of 12 basis points compared to 0.16% for the third quarter of 2016.  Net credit charge-offs to average loans were 0.10%, a 15 basis point decrease compared to 0.25% for the second quarter of 2017 and a three basis point decrease compared to 0.13% for the third quarter of 2016.  We recorded a $4.8 million provision for loan losses in the third quarter of 2017 compared to $4.4 million in the second quarter of 2017 and $3.5 million in the third quarter of 2016.  The allowance for loan loss as a percentage of total loans was 1.04% at September 30, 2017 compared to 1.03% at June 30, 2017 and 1.05% at September 30, 2016.  In management’s opinion, the allowance is adequate and was determined by consistent application of ServisFirst Bank’s methodology for calculating its allowance for loan losses.

Non-interest income for the third quarter of 2017 was $4.8 million, flat with the third quarter of 2016.  Service charges on deposit accounts increased $100,000 while mortgage banking revenue decreased by approximately $134,000 in the third quarter of 2017 compared to the third quarter of 2016.  Credit card income was flat at $1.1 million due to higher accruals for awards during the third quarter of 2017 compared to the third quarter of 2016.

Non-interest expense for the third quarter of 2017 increased $1.3 million, or 7%, to $21.5 million from $20.2 million in the third quarter of 2016, and decreased $378,000, or 2%, on a linked quarter basis.  Salary and benefit expense for the third quarter of 2017 increased $1.4 million, or 13%, to $12.4 million from $11.0 million in the third quarter of 2016, and increased $397,000, or 3%, on a linked quarter basis.  Professional service expenses decreased by $377,000, or 32%, to $805,000 for the third quarter of 2017 compared to $1.2 million for the third quarter of 2016, a result of lower legal expenses.  Other operating expense for the third quarter of 2017 increased $507,000, or 10%, to $5.5 million from $5.0 million in the third quarter of 2016.

Income tax expense increased $3.4 million, or 42%, to $11.6 million in the third quarter of 2017, compared to $8.2 million in the third quarter of 2016.  We recognized excess tax benefits from the exercise and vesting of stock options and restricted stock of $757,000 in the third quarter of 2017, compared to $1.2 million in the third quarter of 2016.  Our effective tax rate for the third quarter of 2017 and 2016 was 31.5% and 28.1%, respectively.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, total tangible assets, tangible book value per share and tangible common equity to total tangible assets, each of which excludes goodwill and core deposit intangibles associated with our acquisition of Metro Bancshares, Inc. in January 2015.  We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that these non-GAAP financial measures have a number of limitations.  As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies, including those in our industry, use.  The following reconciliation table provides a more detailed analysis of the non-GAAP financial measures as of and for the comparative periods presented in this press release.  Dollars are in thousands, except share and per share data.

	At September 30, 2017	At June 30, 2017	At March 31, 2017	At December 31, 2016	At September 30, 2016
Book value per share - GAAP	$11.14	$10.72	$10.32	$9.93	$9.65
Total common stockholders' equity - GAAP	590,213	567,086	545,148	522,889	507,866
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,787	14,855	14,924	14,996	15,073
Tangible common stockholders' equity - non-GAAP	$575,426	$552,231	$530,224	$507,893	$492,793
Tangible book value per share - non-GAAP	$10.86	$10.44	$10.04	$9.65	$9.37

Stockholders' equity to total assets - GAAP	8.79%	8.96%	8.60%	8.21%	8.46%
Total assets - GAAP	$6,712,103	$6,329,599	$6,336,165	$6,370,448	$6,002,621
Adjustments:
Adjusted for goodwill and core deposit intangible asset	14,787	14,855	14,924	14,996	15,073
Total tangible assets - non-GAAP	$6,697,316	$6,314,744	$6,321,241	$6,355,452	$5,987,548
Tangible common equity to total tangible assets - non-GAAP	8.59%	8.75%	8.39%	7.99%	8.23%

About ServisFirst Bancshares, Inc.

ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst Bancshares, Inc. provides business and personal financial services from locations in Birmingham, Huntsville, Montgomery, Mobile and Dothan, Alabama, Pensacola and Tampa Bay, Florida, Atlanta, Georgia, Charleston, South Carolina and Nashville, Tennessee.

ServisFirst Bancshares, Inc. files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,” “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc., are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such forward-looking statements, including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base; possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes and tornados, in our geographic markets; and increased competition from both banks and non-bank financial institutions.  The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares, Inc. may be obtained over the Internet at www.servisfirstbancshares.com  or by calling (205) 949-0302.

Contact: ServisFirst Bank
Davis Mange (205) 949-3420
dmange@servisfirstbank.com

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except share and per share data)
	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016
CONSOLIDATED STATEMENT OF INCOME
Interest income	$67,641	$63,538	$59,517	$56,200	$54,691
Interest expense	9,245	7,971	7,465	7,091	6,773
Net interest income	58,396	55,567	52,052	49,109	47,918
Provision for loan losses	4,803	4,381	4,986	4,075	3,464
Net interest income after provision for loan losses	53,593	51,186	47,066	45,034	44,454
Non-interest income	4,790	4,805	4,546	6,039	4,791
Non-interest expense	21,497	21,875	21,267	22,037	20,162
Income before income tax	36,886	34,116	30,345	29,036	29,083
Provision for income tax	11,627	9,952	7,826	7,298	8,174
Net income	25,259	24,164	22,519	21,738	20,909
Preferred stock dividends	-	31	-	24	-
Net income available to common stockholders	$25,259	$24,133	$22,519	$21,714	$20,909
Earnings per share - basic	$0.48	$0.46	$0.43	$0.41	$0.40
Earnings per share - diluted	$0.47	$0.45	$0.42	$0.40	$0.39
Average diluted shares outstanding	54,099,672	54,100,604	54,133,722	53,961,160	53,879,328

CONSOLIDATED BALANCE SHEET DATA
Total assets	$6,712,103	$6,329,599	$6,336,165	$6,370,448	$6,002,621
Loans	5,628,765	5,343,688	5,151,984	4,911,770	4,631,822
Debt securities	522,724	518,065	526,023	447,427	402,733
Non-interest-bearing demand deposits	1,405,965	1,373,353	1,292,440	1,281,605	1,269,726
Total deposits	5,796,901	5,394,810	5,361,532	5,420,311	5,081,128
Borrowings	54,975	55,075	55,169	55,262	55,356
Stockholders' equity	$590,213	$567,086	$545,148	$522,889	$507,866

Shares outstanding	52,970,310	52,909,362	52,812,396	52,636,896	52,610,896
Book value per share	$11.14	$10.72	$10.32	$9.93	$9.65
Tangible book value per share (1)	$10.86	$10.44	$10.04	$9.65	$9.37

SELECTED FINANCIAL RATIOS
Net interest margin	3.77%	3.77%	3.53%	3.30%	3.35%
Return on average assets	1.55%	1.55%	1.45%	1.39%	1.39%
Return on average common stockholders' equity	17.28%	17.36%	17.09%	16.71%	16.66%
Efficiency ratio	34.02%	36.23%	37.58%	39.96%	38.25%
Non-interest expense to average earning assets	1.38%	1.47%	1.43%	1.46%	1.39%

CAPITAL RATIOS (2)
Common equity tier 1 capital to risk-weighted assets	9.60%	9.72%	9.67%	9.78%	9.91%
Tier 1 capital to risk-weighted assets	9.61%	9.73%	9.68%	9.78%	9.92%
Total capital to risk-weighted assets	11.51%	11.67%	11.66%	11.84%	12.03%
Tier 1 capital to average assets	8.91%	8.88%	8.46%	8.22%	8.20%
Tangible common equity to total tangible assets (1)	8.59%	8.75%	8.39%	7.99%	8.23%

(1) See "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" for a discussion of these Non-GAAP financial measures.
(2) Regulatory capital ratios for most recent period are preliminary.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	September 30, 2017	September 30, 2016	% Change
ASSETS
Cash and due from banks	$79,431	$57,221	39%
Interest-bearing balances due from depository institutions	86,719	553,392	(84)%
Federal funds sold	182,841	181,644	1%
Cash and cash equivalents	348,991	792,257	(56)%
Available for sale debt securities, at fair value	435,325	351,417	24%
Held to maturity debt securities (fair value of $89,329 and $26,912 at
September 30, 2017 and 2016, respectively)	87,399	51,316	70%
Restricted equity securities	1,038	5,668	(82)%
Mortgage loans held for sale	4,971	6,026	(18)%
Loans	5,628,765	4,631,822	22%
Less allowance for loan losses	(58,459)	(48,933)	19%
Loans, net	5,570,306	4,582,889	22%
Premises and equipment, net	55,104	25,033	120%
Goodwill and other identifiable intangible assets	14,787	15,073	(2)%
Other assets	194,182	172,942	12%
Total assets	$6,712,103	$6,002,621	12%
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$1,405,965	$1,269,726	11%
Interest-bearing	4,390,936	3,811,402	15%
Total deposits	5,796,901	5,081,128	14%
Federal funds purchased	254,880	344,390	(26)%
Other borrowings	54,975	55,356	(1)%
Other liabilities	15,134	13,881	9%
Total liabilities	6,121,890	5,494,755	11%
Stockholders' equity:
Preferred stock, Series A Senior Non-Cumulative Perpetual, par value $0.001
(liquidation preference $1,000), net of discount; no shares authorized,
no shares issued or outstanding at September 30, 2017 and 2016	-	-	-%
Preferred stock, par value $0.001 per share; 1,000,000 shares authorized and
undesignated at September 30, 2017 and 2016	-	-	-%
Common stock, par value $0.001 per share; 100,000,000 shares authorized;
52,970,310 shares issued and outstanding at September 30, 2017 and
52,610,896 shares issued and outstanding at September 30, 2016	53	53	-%
Additional paid-in capital	217,483	215,235	1%
Retained earnings	371,127	287,568	29%
Accumulated other comprehensive income	1,048	4,633	(77)%
Noncontrolling interest	502	377	33%
Total stockholders' equity	590,213	507,866	16%
Total liabilities and stockholders' equity	$6,712,103	$6,002,621	12%

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Interest income:
Interest and fees on loans	$63,857	$51,598	$179,325	$148,055
Taxable securities	2,288	1,107	6,649	3,614
Nontaxable securities	729	823	2,246	2,515
Federal funds sold	379	347	1,185	630
Other interest and dividends	388	816	1,291	1,888
Total interest income	67,641	54,691	190,696	156,702
Interest expense:
Deposits	7,574	5,358	19,877	14,352
Borrowed funds	1,671	1,415	4,804	4,362
Total interest expense	9,245	6,773	24,681	18,714
Net interest income	58,396	47,918	166,015	137,988
Provision for loan losses	4,803	3,464	14,170	9,323
Net interest income after provision for loan losses	53,593	44,454	151,845	128,665
Non-interest income:
Service charges on deposit accounts	1,467	1,367	4,203	3,980
Mortgage banking	978	1,112	2,941	2,681
Credit card income	1,149	1,114	3,517	2,159
Securities gains (losses)	-	-	-	(3)
Increase in cash surrender value life insurance	825	770	2,334	2,049
Other operating income	371	428	1,146	1,207
Total non-interest income	4,790	4,791	14,141	12,073
Non-interest expense:
Salaries and employee benefits	12,428	10,958	36,172	32,758
Equipment and occupancy expense	1,947	2,100	6,452	6,108
Professional services	805	1,182	2,384	2,919
FDIC and other regulatory assessments	810	775	2,888	2,328
Other real estate owned expense	31	178	163	668
Other operating expense	5,476	4,969	16,580	14,175
Total non-interest expense	21,497	20,162	64,639	58,956
Income before income tax	36,886	29,083	101,347	81,782
Provision for income tax	11,627	8,174	29,405	22,041
Net income	25,259	20,909	71,942	59,741
Dividends on preferred stock	-	-	31	23
Net income available to common stockholders	$25,259	$20,909	$71,911	$59,718
Basic earnings per common share	$0.48	$0.40	$1.36	$1.14
Diluted earnings per common share	$0.47	$0.39	$1.33	$1.12

LOANS BY TYPE (UNAUDITED)
(In thousands)

	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016
Commercial, financial and agricultural	$2,223,910	$2,123,498	$2,061,503	$1,982,267	$1,885,315
Real estate - construction	467,838	395,398	345,777	335,085	292,721
Real estate - mortgage:
Owner-occupied commercial	1,323,383	1,272,659	1,262,578	1,171,719	1,138,308
1-4 family mortgage	593,180	565,121	554,261	536,805	520,394
Other mortgage	962,690	931,788	872,955	830,683	740,127
Subtotal: Real estate - mortgage	2,879,253	2,769,568	2,689,794	2,539,207	2,398,829
Consumer	57,764	55,224	54,910	55,211	54,957
Total loans	$5,628,765	$5,343,688	$5,151,984	$4,911,770	$4,631,822

SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016
Allowance for loan losses:
Beginning balance	$55,059	$53,892	$51,893	$48,933	$46,998
Loans charged off:
Commercial, financial and agricultural	924	3,067	2,855	1,059	1,270
Real estate - construction	16	40	-	-	79
Real estate - mortgage	550	106	266	45	144
Consumer	65	33	75	82	81
Total charge offs	1,555	3,246	3,196	1,186	1,574
Recoveries:
Commercial, financial and agricultural	67	16	190	10	35
Real estate - construction	12	14	16	12	9
Real estate - mortgage	59	2	2	46	1
Consumer	14	-	1	3	-
Total recoveries	152	32	209	71	45
Net charge-offs	1,403	3,214	2,987	1,115	1,529
Provision for loan losses	4,803	4,381	4,986	4,075	3,464
Ending balance	$58,459	$55,059	$53,892	$51,893	$48,933

Allowance for loan losses to total loans	1.04%	1.03%	1.05%	1.06%	1.05%
Allowance for loan losses to total average
loans	1.07%	1.05%	1.08%	1.10%	1.07%
Net charge-offs to total average loans	0.10%	0.25%	0.24%	0.09%	0.13%
Provision for loan losses to total average
loans	0.35%	0.34%	0.40%	0.34%	0.30%
Nonperforming assets:
Nonaccrual loans	$12,356	$9,963	$12,084	$10,624	$6,647
Loans 90+ days past due and accruing	2,506	1,016	16	6,263	43
Other real estate owned and
repossessed assets	3,888	3,891	5,102	4,988	3,035
Total	$18,750	$14,870	$17,202	$21,875	$9,725

Nonperforming loans to total loans	0.26%	0.21%	0.23%	0.34%	0.14%
Nonperforming assets to total assets	0.28%	0.23%	0.27%	0.34%	0.16%
Nonperforming assets to earning assets	0.29%	0.24%	0.28%	0.35%	0.16%
Reserve for loan losses to nonaccrual loans	473.12%	552.63%	445.98%	488.45%	736.17%

Restructured accruing loans	$12,700	$12,716	$536	$558	$6,738

Restructured accruing loans to total loans	0.23%	0.24%	0.01%	0.01%	0.14%

TROUBLED DEBT RESTRUCTURINGS (TDRs) (UNAUDITED)
(In thousands)
	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016
Beginning balance:	$16,370	$7,269	$7,292	$6,738	$6,753
Additions	-	12,716	-	-	-
Removal from TDR	-	(535)	-	-	-
Net (paydowns) / advances	(16)	(1,380)	(23)	554	(15)
Charge-offs	-	(1,700)	-	-	-
	$16,354	$16,370	$7,269	$7,292	$6,738

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands except per share data)
	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	4th Quarter 2016	3rd Quarter 2016
Interest income:
Interest and fees on loans	$63,857	$59,912	$55,556	$52,533	$51,598
Taxable securities	2,288	2,274	2,087	1,604	1,107
Nontaxable securities	729	752	765	785	823
Federal funds sold	379	287	519	377	347
Other interest and dividends	388	313	590	901	816
Total interest income	67,641	63,538	59,517	56,200	54,691
Interest expense:
Deposits	7,574	6,321	5,982	5,817	5,358
Borrowed funds	1,671	1,650	1,483	1,274	1,415
Total interest expense	9,245	7,971	7,465	7,091	6,773
Net interest income	58,396	55,567	52,052	49,109	47,918
Provision for loan losses	4,803	4,381	4,986	4,075	3,464
Net interest income after provision for loan losses	53,593	51,186	47,066	45,034	44,454
Non-interest income:
Service charges on deposit accounts	1,467	1,382	1,354	1,375	1,367
Mortgage banking	978	1,064	899	1,044	1,112
Credit card income	1,149	1,189	1,179	1,052	1,114
Increase in cash surrender value life insurance	825	785	724	745	770
Other operating income	371	385	390	1,823	428
Total non-interest income	4,790	4,805	4,546	6,039	4,791
Non-interest expense:
Salaries and employee benefits	12,428	12,031	11,713	11,197	10,958
Equipment and occupancy expense	1,947	2,265	2,250	1,877	2,100
Professional services	805	808	771	1,058	1,182
FDIC and other regulatory assessments	810	1,081	997	1,072	775
Other real estate owned expense	31	56	76	91	178
Other operating expense	5,476	5,634	5,460	6,742	4,969
Total non-interest expense	21,497	21,875	21,267	22,037	20,162
Income before income tax	36,886	34,116	30,345	29,036	29,083
Provision for income tax	11,627	9,952	7,826	7,298	8,174
Net income	25,259	24,164	22,519	21,738	20,909
Dividends on preferred stock	-	31	-	24	-
Net income available to common stockholders	$25,259	$24,133	$22,519	$21,714	$20,909
Basic earnings per common share	$0.48	$0.46	$0.43	$0.41	$0.40
Diluted earnings per common share	$0.47	$0.45	$0.42	$0.40	$0.39

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS (UNAUDITED)
ON A FULLY TAXABLE-EQUIVALENT BASIS
(Dollars in thousands)

	3rd Quarter 2017		2nd Quarter 2017		1st Quarter 2017		4th Quarter 2016		3rd Quarter 2016
	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate	Average Balance	Yield / Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (1)
Taxable	$5,407,109	4.66%	$5,192,812	4.60%	$4,976,933	4.50%	$4,676,565	4.45%	$4,554,900	4.47%
Tax-exempt (2)	33,357	5.17	41,143	4.92	27,322	4.72	26,344	4.74	21,939	4.37
Total loans, net of
unearned income	5,440,466	4.66	5,233,955	4.60	5,004,255	4.51	4,702,909	4.45	4,576,839	4.47
Mortgage loans held for sale	4,862	3.51	5,958	3.90	5,637	4.10	6,271	3.36	6,724	3.79
Debt securities:
Taxable	385,431	2.37	389,505	2.34	368,349	2.27	295,608	2.17	224,825	2.19
Tax-exempt (2)	131,478	3.34	133,590	3.38	132,578	3.45	134,748	3.54	135,272	3.73
Total securities (3)	516,909	2.62	523,095	2.60	500,927	2.58	430,356	2.60	360,097	2.77
Federal funds sold	111,175	1.35	98,598	1.17	234,460	0.90	242,211	0.62	217,158	0.64
Restricted equity securities	1,030	3.47	1,030	10.51	1,030	1.57	3,042	8.24	5,658	4.01
Interest-bearing balances with banks	118,510	1.27	109,909	1.04	295,648	0.80	601,143	0.55	590,675	0.51
Total interest-earning assets	$6,192,952	4.37%	$5,972,545	4.30%	$6,041,957	4.03%	$5,985,932	3.77%	$5,757,151	3.81%
Non-interest-earning assets:
Cash and due from banks	65,457		68,894		59,697		55,593		58,809
Net premises and equipment	54,727		49,813		44,739		30,421		25,000
Allowance for loan losses, accrued
interest and other assets	151,786		143,286		138,289		140,721		145,804
Total assets	$6,464,922		$6,234,538		$6,284,682		$6,212,667		$5,986,764

Interest-bearing liabilities:
Interest-bearing deposits:
Checking	$800,437	0.42%	$779,916	0.39%	$789,273	0.38%	$735,115	0.37%	$696,100	0.37%
Savings	48,313	0.30	48,150	0.30	50,461	0.33	51,845	0.32	43,569	0.30
Money market	2,774,061	0.74	2,567,817	0.64	2,694,225	0.58	2,669,513	0.56	2,471,829	0.55
Time deposits	546,020	1.10	537,220	1.06	530,000	1.02	527,100	1.00	519,653	0.99
Total interest-bearing deposits	4,168,831	0.72	3,933,103	0.64	4,063,959	0.60	3,983,573	0.58	3,731,151	0.57
Federal funds purchased	282,806	1.34	336,344	1.11	359,747	0.86	353,029	0.63	436,415	0.64
Other borrowings	55,034	5.17	55,130	5.22	55,239	5.26	55,315	5.16	55,410	5.15
Total interest-bearing liabilities	$4,506,671	0.81%	$4,324,577	0.74%	$4,478,945	0.68%	$4,391,917	0.64%	$4,222,976	0.64%
Non-interest-bearing liabilities:
Non-interest-bearing
demand	1,363,207		1,338,514		1,254,496		1,289,448		1,250,139
Other liabilities	15,070		13,739		16,809		14,399		14,376
Stockholders' equity	578,626		556,521		535,232		514,245		494,248
Unrealized gains on securities and
derivatives	1,348		1,187		(800)		2,658		5,025
Total liabilities and
stockholders' equity	$6,464,922		$6,234,538		$6,284,682		$6,212,667		$5,986,764
Net interest spread		3.56%		3.56%		3.35%		3.13%		3.17%
Net interest margin		3.77%		3.77%		3.53%		3.30%		3.35%

(1)					Average loans include loans on which the accrual of interest has been discontinued.
(2)					Interest income and yields are presented on a fully taxable equivalent basis using a tax rate of 35%.
(3)					Average net unrealized gains or losses on available-for-sale debt securities are excluded from the yield calculation.